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                                                                    Exhibit 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                CONTACT: DANIEL M. HEALY
                                              EXECUTIVE VICE PRESIDENT
                                              CHIEF FINANCIAL OFFICER
                                              (631) 844-1258




                            NORTH FORK TO PRESENT AT

            RBC CAPITAL MARKETS FINANCIAL INSTITUTIONS CONFERENCE

         MELVILLE, N.Y. - SEPTEMBER 19, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the RBC Capital Markets Financial Institutions Conference in Martha's Vineyard on Wednesday, SEPTEMBER 21 at 8:25 A.M. (EST).

         RBC Capital Markets has established a live Audio-Only and Archived Webcast for interested parties to listen to the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on RBC CAPITAL MARKETS FINANCIAL INSTITUTIONS CONFERENCE - SEPTEMBER 21, 2005. A printable version of the presentation slideshow will also be available on the North Fork website.